Exhibit 10.14.2

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is dated and effective as of  July 1, 2010 (the “Effective Date”), by and between BMR-ROGERS STREET LLC, a Delaware limited liability company (“Landlord,” as successor-in-interest to Rogers Street, LLC (“Original Landlord”)), and IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation (formerly known as Microbia, Inc.) (“Tenant”).

RECITALS

A.            WHEREAS, Original Landlord and Tenant entered into that certain Lease dated as of January 12, 2007 (collectively with the First Amendment and the Second Amendment, the “Original Lease”), as amended by that certain First Amendment to Lease dated as of April 9, 2009 (the “First Amendment”) and that certain Second Amendment to Lease dated as of February 9, 2010 (the “Second Amendment”), whereby Tenant leases certain premises from Landlord at 301 Binney Street in Cambridge, Massachusetts;

B.            WHEREAS, Landlord and Tenant desire to enter into this Amendment to, among other things, memorialize the size of the Additional Premises Initial Phase, the Additional Premises Initial Phase Rent Commencement Date, an appropriate adjustment to Tenant’s Pro Rata Share and the Additional Premises Finish Work Allowance with respect to the Additional Premises Initial Phase, as required pursuant to Section 5 of the Second Amendment; and

C.            WHEREAS, Landlord and Tenant desire to modify and amend the Original Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.             Definitions.  For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Original Lease unless otherwise defined herein.

2.             Additional Premises Initial Phase.  The Additional Premises Initial Phase consists of thirty-five thousand four hundred forty-four (35,444) rentable square feet on the third floor of the Building, as depicted on Exhibit A attached hereto, and includes shaft and/or mechanical space in the basement and on the first, second, third, fourth, fifth and penthouse levels of the Building.  The Additional Premises Initial Phase consists of thirty thousand seven hundred fifty-eight (30,758) useable square feet of space.  The Additional Premises Initial Phase Rent Commencement Date is July 1, 2010.

3.             Tenant’s Pro Rata Share.  Effective as of the Effective Date, Tenant’s Pro Rata Share shall be 37.61%.

4.             Additional Premises Finish Work Allowance.  The amount of the Additional Premises Finish Work Allowance allocated to the Additional Premises Initial Phase shall be One Million Nine Hundred Forty-Nine Thousand Four Hundred Twenty and 00/100 Dollars ($1,949,420).

5.             Completion of Landlord’s Work.  The work referenced on Exhibit B to the Second Amendment was completed by Landlord on or before March 1, 2010.  Tenant hereby acknowledges that it has approved and accepted such work and acknowledges that Landlord has satisfied its obligations set to complete all such work referenced in Section 10 of the Second Amendment, except for any latent defects not visually discoverable by Tenant upon a reasonably diligent inspection and which are identified in writing to Landlord on or before March 1, 2011.  Landlord shall repair all such latent defects upon receipt of written notice thereof.

6.             Measurement Standard.  Effective as of the Effective Date, pursuant to Section 2.01(e)(ii) of the Original Lease, the rentable area of the Premises has been remeasured in accordance with the Measurement Standard and the remeasured rentable square footage of the Premises is set forth on Exhibit B attached hereto.  Exhibit 2.01 (e) to the Original Lease is hereby deleted in its entirety and replaced with Exhibit B attached hereto.  Landlord and Tenant acknowledge and agree that the measurements reflected in this Amendment, including Exhibit B, are the final and conclusive measurements for the Building, Premises and each Phase (except for the Additional Premises Second Phase) under the Lease.  Notwithstanding anything herein to the contrary, to the extent that there is a conflict between the rentable area set forth in this Amendment and that set forth on Exhibit B hereto, the information set forth in this Amendment shall supersede.  For clarification purposes, effective as of the Effective Date but not prior to such Effective Date, the measurements reflected in Sections 7, 8 and 9 and Exhibit B of this Amendment, supersede the measurements set forth in the First Amendment, including Exhibit A attached thereto.

7.             Premises.  Effective as of the Effective Date, the rentable square footage of the Premises (except for the Additional Premises Second Phase) in its entirety is one hundred forty-nine thousand ninety (149,090) rentable square feet.  Effective as of the Effective Date, the Premises depiction attached as Exhibit C hereto supersedes that which was attached as Exhibit 1.07 to the Original Lease pursuant to Section 4 of the First Amendment.

8.             Phases.  The Office Space consists of nineteen thousand nine hundred twenty-three (19,923) rentable square feet on the second floor of the Building.  The First Floor Space consists of eighteen thousand (18,000) rentable square feet of space on the first floor of the Building and includes shaft and/or mechanical space in the basement and on the first, second, third, fourth, fifth and penthouse levels of the Building.  The First Lab Space consists of thirty-seven thousand  seventy-two (37,072) rentable square feet on the second floor of the Building and includes shaft and/or mechanical space in the basement and on the first, second, third, fourth, fifth and penthouse levels of the Building.  The Final Lab Space consists of thirty-eight thousand six hundred fifty-one (38,651) rentable square feet on the second floor of the Building and includes shaft and/or mechanical space on the second, third, fourth, fifth and penthouse levels of the Building.

9.             Base Rent and Pro Rata Share True-Up. Effective as of the Effective Date, Base Rent for the Office Space, the First Floor Space and the First Lab Space shall be calculated based on the Measurement Standard attached hereto as Exhibit B and a credit shall be given to Tenant for overpayments of Base Rent from and after the Effective Date through the date of the October rent statement.  Tenant shall receive such credit on the October rent statement.  Effective as of the Effective Date, Base Rent for the Additional Premises Initial Phase shall be calculated based on the Measurement Standard attached hereto as Exhibit B and the amount of such Base Rent from and after the Effective Date through the date of the October rent statement shall also be reflected in the October rent statement.   All amounts owed from and after the Effective Date through the date of the October rent statement for Tenant’s Pro Rata Share of estimated (i) Operating Expenses, (ii) Taxes, and (iii) Landlord’s utilities and insurance expenses that result from the increase in the Tenant’s Pro Rata Share between the First Amendment and this Amendment shall also be reflected on the October rent statement.

10.           Building.  The rentable square footage of the Building is four hundred seventeen thousand two hundred ninety (417,290) rentable square feet.

11.           Finish Work Allowance.  The parties hereby agree that the Finish Work Allowance allocable to the Premises (other than the Additional Premises Initial Phase and the Additional Premises Second Phase) shall not change as a result of the revised measurements set forth in this Amendment and shall remain as set forth in Section 10 of the First Amendment.

12.           Letter of Credit.  The parties hereby agree that the amount of the Letter of Credit currently due shall not change as a result of the revised measurements set forth in this Amendment and shall remain as set forth in Section 11 of the First Amendment.  Landlord hereby confirms that, pursuant to Section 11 of the First Amendment, Tenant has delivered to Landlord, and Landlord currently holds, a Letter of Credit in the amount of Seven Million Six Hundred Sixteen Thousand Eight Hundred Thirty-Three Dollars ($7,616,833.00).

13.           Broker.  Tenant and Landlord each represents and warrants to the other that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to indemnify, defend and hold the other harmless from any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it for such purposes.

14.           Effect of Amendment.  Except as modified by this Amendment, the Original Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Original Lease, as amended hereby, their respective assigns.  In the event of any conflict between the terms contained in this Amendment and the Original Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.  From and after the date hereof, the term “Lease” as used in the Original Lease and this Amendment shall mean the Original Lease, as modified by this Amendment.

15.           Miscellaneous.  This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.  All exhibits hereto are incorporated herein by reference.

16.           Counterparts.  This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

17.           Authority.  Landlord and Tenant have all necessary and proper authority, without the need for the consent of any other person or entity, other than any consents that have been obtained, to enter into and perform under this Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-ROGERS STREET LLC,
a Delaware limited liability company

By:	/s/ Kevin Simonsen
Name:	Kevin Simonsen
Title:	Vice President, Real Estate Counsel

TENANT:

IRONWOOD PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ J DeTore
Name:	J DeTore
Title:	VP, Finance